EXHIBIT 21.1


                    URS CORPORATION AND SUBSIDIARY COMPANIES
 The Company and its subsidiaries (excluding spun-off companies) are as follows:

                                              State of          Percent of Stock
Parent and subsidiaries                       Incorporation     Owned by URS
-------------------------------               -------------     ---------------
URS Corporation (Parent)                      Delaware          --
URS Greiner Consultants, Inc.                 Delaware          100
URS Greiner Operating Services, Inc.          Delaware          100
URS Greiner Engineering, Inc.                 Nevada            100
URS Telecommunications, Inc.                  Delaware          100(12)
URS Consultants, Inc.--Florida                Florida           100(4)(12)
URS Greiner, Inc.--California                 California        100(1)
URS Greiner Consultants, Inc.                 New York          100(1)
URS Greiner, Inc.--Washington                 Washington        100(1)
URS Greiner Consultants, Inc.--Colorado       Colorado          100(1)
URS Greiner, Inc.--Ohio                       Ohio              100(1)
Coverdale & Colpitts, Inc.                    New York          100(4)(12)
Thortec Environmental Systems, Inc.           California        100(12)
URS Consultants, Inc.--Texas                  Texas             100(1)(12)
URS Consultants, Inc.--Ingenieria             Delaware          100(12)
Forrest & Cotton International                Texas             100(12)
URS Company--Kansas City                      Missouri          100(12)
Hospital Development Corp.                    Missouri          100(3)(12)
Thortec Environmental Systems, Inc.           Delaware          100(12)
Mitchell Management Systems, Inc.             Delaware          100(12)
URS de Mexico                                 Mexico            100(2)(12)
E.C. Driver & Associates, Inc.                Florida           100(5)
GEL, Inc.                                     Nevada            100(6)
GIC Services, Inc.                            Nevada            100(6)
GIE, Inc.                                     Nevada            100(6)
GM Services LLC                               Nevada            100(7)
GPL, Inc.                                     Nevada            100(7)
URS Greiner, Inc.                             Delaware          100(6)
Greiner Limited                               Hong Kong         100(8)
Greiner Engineering Limited                   Hong Kong         100(8)
Greiner FSC, Inc.                             Barbados          100(6)
Greiner Licensing Corp.                       Delaware          100(6)
Greiner (Malaysia)Sdn Bhd                     Malaysia          100(9)
M & M Aerial Surveys, Inc.                    California        100(6)(12)
SP Group/Southwest, Inc.                      Texas             100(6)(12)
URS Greiner, Inc.                             Colorado          100(6)
URS Greiner, Inc.                             Connecticut       100(6)
URS Greiner, Inc.                             Maryland          100(6)
URS Greiner, Inc.                             New York          100(10)
URS Greiner, Inc. Great Lakes                 Michigan          100(6)
URS Greiner, Inc. Pacific                     Nevada            100(6)
URS Greiner, Inc. Puerto Rico                 Puerto Rico       100(11)
URS Greiner, Inc. Southern                    California        100(6)
URS Greiner, Inc. Southwest                   Arizona           100(6)
URS Greiner, Inc. West Coast                  California        100(6)
WVP Corporation                               Missouri          100(1)

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Woodward-Clyde Group, Inc.                    Delaware          100
Woodward-Clyde Federal Services, Inc.         Delaware          100(13)
Partnership for Response and Recovery         Virginia           50(14)
EWI Engineering & Associates Inc.             Delaware          100(13)
Clay Street Properties                        California        100(13)
Woodward Investments, Inc.                    Delaware          100(13)
GCH Acquisition Corp.                         Pennsylvania      100(13)
Geo-Systems, Inc.                             Georgia           100(15)
Geo-Con, Inc.                                 Pennsylvania      100(15)
Environmental Landfill Mgmt., Inc.            Delaware          100(15)
Woodward-Clyde/Tatman & Lee, Inc.             Delaware          100(13)
Woodward-Clyde International, Inc.            Delaware          100(13)
Woodward-Clyde International-Americas         Nevada            100(16)
Geotesting Services, Inc.                     California        100(17)
Woodward-Clyde Consultants of Michigan, Inc.  Michigan          100(17)
Woodward-Clyde Consultants, Inc.              New York          100(17)
Woodward-Clyde Consultants of Canada, Ltd.    Canada            100(17)
Cole, Sherman & Associates Ltd.               Canada            100(18)
Cole, Sherman, Transmark                      Canada            100(19)
Cole, Sherman Industrial Consultants Inc.     Canada            100(19)
Transport Technologies International, Inc.    Canada            100(19)
Cole, Sherman Inc.                            Delaware          100(19)
Roscandor Consultants Ltd.                    Turks & Caicos    100(19)
Envirorail Partnership                        California         75(17)
Woodward-Clyde Consultants Ohio General
  Partnership                                 Ohio              100(17)
Woodward-Clyde International Holdings Inc.    Delaware          100(16)
AGC Woodward-Clyde Pty. Ltd.                  Australia         100(20)
Woodward-Clyde (NZ) Limited                   New Zealand       100(20)
Murray North Consultants Ltd.                 New Zealand       100(21)
Murray North International Ltd.               New Zealand       100(21)
Murray North Solomon Islands Ltd.             Solomon Islands   100(22)
GCNZ Woodward-Clyde Limited                   New Zealand       100(21)
Woodward-Clyde International, Ltd.            Hong Kong         100(20)
PT Geobis Woodward-Clyde Indonesia            Indonesia          60(20)
Woodward-Clyde Malaysia SDNBHD                Malaysia          100(20)
Woodward-Clyde Geoservices SDNBHD             Malaysia           50(23)
Woodward-Clyde Philippines, Inc.              Philippines       100(20)
Woodward-Clyde Japan, K.K.                    Japan             100(20)
WCI Umwelttechnik, GmbH                       Germany           100(20)
Woodward-Clyde International GmbH             Germany           100(24)
Limnos, SA                                    Spain             100(20)
Sert Ingenicurs-Conscils, SA                  Switzerland        94(20)


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WCI Ecoconcept, S.A.                          France            100(20)
Woodward-Clyde Ltd.                           United Kingdom    100(20)
Woodward-Clyde de Mexico, S.A. de C.V.        Mexico            100(20)
Venezuelan Joint Venture                      Venezuela          50(20)
Montgomery Group, Ltd.                        Bermuda           100(13)
International Wastewater Consultants
  (Singapore), Ltd.                           Singapore          33(13)



 (1)  Owned by URS Greiner Consultants, Inc. (Delaware)
 (2)  Owned equally by URS Greiner, Inc.--California and
          URS Consultants, Inc.-- Ingenieria
 (3)  Owned by URS Company--Kansas City
 (4)  Owned by URS Greiner Consultants, Inc. (New York)
 (5)  Owned by URS Consultants, Inc.--Florida
 (6)  Owned by URS Greiner Engineering, Inc.
 (7)  Owned equally by GIC Services, Inc. and Greiner (Malaysia) Sdn Bhd
 (8)  Owned equally by URS Greiner Engineering, Inc. and
          Greiner International Limited
 (9)  Owned by GIE, Inc.
(10)  Owned by URS Greiner, Inc. (Connecticut)
(11)  Owned by URS Greiner, Inc. (Delaware)
(12)  Inactive
(13)  Owned by Woodward-Clyde Group, Inc.
(14)  Owned by Woodward-Clyde Federal Services, Inc.
(15)  Owned by GCH Acquisition Corp.
(16)  Owned by Woodward-Clyde International, Inc.
(17)  Owned by Woodward-Clyde International-Americas
(18)  Owned by Woodward-Clyde Consultants of Canada, Ltd.
(19)  Owned by Cole, Sherman & Associates Ltd.
(20)  Owned by Woodward-Clyde Internatioanl Holdings Inc.
(21)  Owned by Woodward-Clyde (NZ) Limited
(22)  Owned by Murray North International Ltd.
(23)  Owned by Woodward-Clyde Malaysia SDNBHD
(24)  Owned by WCI Umwelttechnik, GmbH